UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: August 28, 2007

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: March 20, 2006)

Filing Date of this Report: August 31, 2007

CARTOON ACQUISITION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K Current Report for Period Ended August 28, 2007, Page 1 of 6

NOTICE OF ADVICE OF FORWARD-LOOKING STATEMENTS.

     Some of the statements we are making in this report are subjective and written in our favor. These types of statements may be considered "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     These forward-looking statements ARE NOT HISTORICAL FACTS; rather, these statements are based upon our senior executive management's OPINIONS AND ESTIMATES as of the date we make these statements. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY OUR SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. We may be overly optimistic in our statements to you about our beliefs and expectations of any plan or event associated with these forward-looking statements. We use words like "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", "contemplate", "prospective", "attempt", "proposed", and similar expressions or terms, which you can interpret to identify these forward-looking statements.

     We advise you NOT to place too much influence or reliance on our forward-looking statements. These statements are only good on the date we made them. We undertake no obligation to update these forward-looking statements, or any information associated with them, in any future filings, schedules, or reports.

USE OF SPECIAL TERM IN THIS REPORT.

     This report speaks of certain issues related to Michael H. Troso, an individual principally residing in the State of Florida, and M. H. T. of Brevard, Inc., a Florida corporation. For ease in stating our disclosures in this report, we are going to refer to Mr. Troso and M. H. T. as "MHT." In support of our reference to Mr. Troso and MHT, collectively, based on our information and belief in this matter, Mr. Troso is the sole stockholder, sole officer, and sole director of M. H. T., which foregoes our practical distinction between the two.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

A. The MHT Real Estate Contract.

     On April 14, 2006, we previously reported that our totally-held subsidiary, Residential Income Properties, Inc., a New York corporation, entered into a certain real estate contract with MHT on March 20, 2006. (We are annexing a facsimile of that agreement as Exhibit 10.1 hereof.) As consideration for that purchase, our subsidiary paid MHT $200,000 in the form a promissory note that it issued to MHT of even date with the real estate contract. (We are annexing a (non-negotiable) reproduction of that note as Exhibit 10.2 hereof.)

Form 8-K Current Report for Period Ended August 28, 2007, Page 2 of 6

     Under the general the terms of that real estate contract, our subsidiary agreed to purchase a residential property from MHT, which is commonly located at 103 Sharon Drive in Melbourne, Florida. Our subsidiary agreed to purchase that property with the primary intention of earning future revenue and income from its subsequent rental. As consideration for that purchase, our subsidiary paid MHT $200,000 in the form a promissory note that it issued to MHT of even date with the real estate contract. To the date of this report, our subsidiary has not made any payments to MHT under the note. In the same way, MHT has never formally notified our subsidiary of any default thereunder, as any such written notice of default would be required to be given to our subsidiary pursuant to the terms of that real estate contract and that note.

     On August 28, 2007, MHT contacted our President by telephone. During that conversation, MHT informed us that it relinquished its ownership of the Melbourne property and said the property was conveyed to Mr. Troso's wife. The terms of that relinquishment and/or conveyance were not disclosed to our President.

     However, based on our President's prior discussions with MHT, we can only assume that MHT relinquished and/or conveyed the subject property either to settle certain portions of Mr. Troso's estate with his marital community, or by operation of law. In either of these cases, or under any other scenario, our subsidiary was deprived of its rights to purchase the subject property and of its future ownership thereinunder.

     From the onset of this transaction, it is our opinion that neither party fulfilled their respective obligations to one another under the terms of the subject real estate contract.

     As the result of MHT's notification to us (which we deem to constitute notice to our subsidiary), our subsidiary will (a) waive MHT's formal written notice to it of MHT's willful termination of the subject agreement, (b) deem the termination to have occurred pursuant to section 18 of the subject agreement, and (c) not to pursue our subsidiary's rights under the subject agreement to compel MHT's strict performance of the agreement and sale of the property to our subsidiary thereunder. (However, we reserve the right to amend or revise our stated intentions, both for us and on behalf of our subsidiary, should the need arise as the result of any litigation that may arise subsequent to that agreement's termination by MHT, or in order to defend our legal rights and interests and those of our subsidiary.)

     In addition, to become effective on the date of this report, our subsidiary cancelled that certain note payable to MHT of even date with the subject agreement in principal the amount of $200,000, terminating any future payments under the note, and reversing any prior payments that have been accruing thereunder, as the direct result of MHT's willful termination of the subject agreement.

     All of our remaining obligations to MHT, with the exception of the real estate note and any obligation under that certain real estate contract, remain validly existing and enforceable against us and against our subsidiary, respectively.

Form 8-K Current Report for Period Ended August 28, 2007, Page 3 of 6

B. The MHT Real Estate Note.

     On April 14, 2006, we previously reported that our totally-held subsidiary, Residential Income Properties, Inc., a New York corporation, entered into a certain real estate contract with MHT on March 20, 2006. (We are annexing a facsimile of that agreement as Exhibit 10.1 hereof.) As consideration for that purchase, our subsidiary paid MHT $200,000 in the form a promissory note that it issued to MHT of even date with the real estate contract. (We are annexing a (non-negotiable) reproduction of that note as Exhibit 10.2 hereof.)

     On August 28, 2007, MHT contacted our President by telephone. During that conversation, MHT informed our subsidiary that it relinquished its ownership of the Melbourne property and said the property was conveyed to Mr. Troso's wife. The terms of that relinquishment and/or conveyance were not disclosed to our President.

     Because our subsidiary feels it was deprived of its rights to purchase the subject property and of its future ownership thereinunder, to become effective on the date of this report, our subsidiary canceled that certain note payable to MHT of even date with the subject agreement in principal the amount of $200,000, it terminated any future payments under the note, and it is reversing any prior payments that it was obligated to make thereunder, as the direct result of MHT's willful termination of the subject real estate agreement.

     All of our remaining obligations to MHT, with the exception of the real estate contract that certain note, remain validly existing and enforceable against us and against our subsidiary, respectively.

SECTION 2 - FINANCIAL INFORMATION.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On April 14, 2006, we previously reported that our totally-held subsidiary, Residential Income Properties, Inc., a New York corporation, entered into a certain real estate contract with MHT on March 20, 2006. (We are annexing a facsimile of that agreement as Exhibit 10.1 hereof.) As consideration for that purchase, our subsidiary paid MHT $200,000 in the form a promissory note that it issued to MHT of even date with the real estate contract. (We are annexing a (non-negotiable) reproduction of that note as Exhibit 10.2 hereof.)

     On August 28, 2007, MHT contacted our President by telephone. During that conversation, MHT informed our subsidiary that MHT relinquished its ownership of the Melbourne property and said the property was conveyed to Mr. Troso's wife. The terms of that relinquishment and/or conveyance were not disclosed to our President.

     We were not consulted on the unexpected relinquishment and/or conveyance of the subject property beforehand.

     As the result of MHT's relinquishment and/or conveyance of the subject real estate, it was necessary for our subsidiary to accept MHT's willful termination of the real estate agreement and to rescind its note to MHT.

Form 8-K Current Report for Period Ended August 28, 2007, Page 4 of 6

     MHT is one of our lenders; however, there is no material relationship between us, between any of our officers, directors, consultants, or advisors, between our subsidiary and its management, and Mr. Troso's wife, except for the implied relationship by her participation in Mr. Troso's marital community.

     Consequently, as the result of MHT's willful termination of the real estate agreement, our subsidiary may not claim any rights or interest to the subject property beyond the period of this report.

     Because our subsidiary feels it was deprived of its rights to purchase and own the subject property as the result of MHT's willful termination of the real estate purchase agreement, our subsidiary had no choice but to cancel that certain note payable to MHT of even date with the subject agreement in principal the amount of $200,000. In addition, our subsidiary terminated any future payments under the note and it is reversing the accruals on its financial books and records for prior payments that it was obligated to make to MHT thereunder.

     All of our remaining obligations to MHT, with the exception of the real estate contract and that certain note, remain validly existing and enforceable against us and against our subsidiary, respectively.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     On April 14, 2006, we previously reported that our totally-held subsidiary, Residential Income Properties, Inc., a New York corporation, entered into a certain real estate contract with MHT on March 20, 2006. (We are annexing a facsimile of that agreement as Exhibit 10.1 hereof.) As consideration for that purchase, we paid MHT $200,000 in the form a promissory note that we issued to MHT of even date with the real estate contract. (We are annexing a (non-negotiable) reproduction of that note as Exhibit 10.2 hereof.)

     On August 28, 2007, MHT contacted our President by telephone and informed us that it relinquished its ownership of the Melbourne property by saying the subject property was conveyed to Mr. Troso's wife. The terms of that relinquishment and/or conveyance were not disclosed to our President.

     We were not consulted on the unexpected relinquishment and/or conveyance of the subject property beforehand.

     As the result of MHT's relinquishment and/or conveyance of the subject real estate, it was necessary for our subsidiary to accept MHT's willful termination of the real estate agreement and to rescind its note to MHT.

     As of the date of this report, we do not have a principal certifying accountant. We previously reported the dismissal of our former principal certifying accountant and we are sitting-out the regulatory waiting period prior to being able to announce and to effect the appointment of our new accountant.

Form 8-K Current Report for Period Ended August 28, 2007, Page 5 of 6

     Consequently, our Audit Committee has been unable to consult with any body qualified as to the existence of any costs that may be associated with exit or disposal costs or activities in respect of MHT's willful termination of the real estate contract and of our subsidiary's cancellation of the note, and of our subsequent obligation to disclose these costs in this report.

     Pursuant to Item 2.05(d) of Form 8-K, we have determined that we are unable in good faith to make a determination of an estimate required to be made under Item 2.05 of Form 8-K. Therefore, we agree to file an amendment to this report within four business days following the date of our determination, following our consultation with a qualified certifying accountant.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     We deem the following exhibits "filed," in accordance with that term's definition under Section 18 of the Securities Exchange Act of 1934.

     Unless to the contrary indicated, each of the following exhibits is made a part of this report by its annexation hereto:

Exhibit No.	Description of Exhibit

10.1	The MHT Real Estate Contract dated March 20, 2006
10.2	(Non-Negotiable Reproduction of) Note to MHT dated March 20, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 31, 2007

By Order of the Board of Directors of Cartoon Acquisition, Inc.:

Randolph S. Hudson

President

Chief Executive Officer

Form 8-K Current Report for Period Ended August 28, 2007, Page 6 of 6